Exhibit 4.2.5

AMENDMENT NO. 5

TO

SPDR® GOLD TRUST

PARTICIPANT AGREEMENTS

This Amendment (this “Amendment”), dated as of May 10, 2022, is to the SPDR® Gold Trust Participant Agreements (the “Participant Agreements,” and each a “Participant Agreement”) among The Bank of New York Mellon, not in its individual capacity, but solely as trustee (the “Trustee”) of the SPDR® Gold Trust (the “Trust”), World Gold Trust Services, LLC, as the sponsor (the “Sponsor”) of the Trust, and the authorized participants of the Trust set forth on Schedule A hereto (the “Authorized Participants”).

WHEREAS, the Trustee and the Sponsor have previously entered into a Participant Agreement with each of the Authorized Participants and the same are in full force and effect;

WHEREAS, Section 20(a) of each Participant Agreement provides that the Participant Agreement, the procedures described in Attachment A thereto and the Exhibits thereto may be amended, modified or supplemented by the Trustee and the Sponsor without the consent of any Beneficial Owner or Authorized Participant by following the procedures provided for therein;

WHEREAS, the Sponsor and the Trustee wish to amend the Participant Agreements to allow the Authorized Participants to submit web-based creation and redemption orders.

NOW, THEREFORE, the Sponsor and the Trustee agree as follows:

1. Attachment A to the Participant Agreements is hereby amended and replaced in its entirety with that set forth in Schedule B hereto.

3. Except as modified by this Amendment, the Participant Agreements shall remain unmodified and in full force and effect.

4. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Participant Agreements.

5. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but together shall constitute one and the same amendment. Transmission by facsimile or electronic mail of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

6. This Amendment shall be effective as of May 10, 2022.

[Signature Page Follows]

IN WITNESS WHEREOF, the Sponsor and the Trustee have duly executed and delivered this Amendment as of the date first above written.

WORLD GOLD TRUST SERVICES, LLC, as Sponsor

By:	/s/ Joseph R. Cavatoni
Name:	Joseph R. Cavatoni
Title:	Principal Executive Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Michael Spates
Name:	Michael Spates
Title:	Vice President

[Signature Page to Amendment No. 5 to SPDR® Gold Trust Participant Agreements]

SCHEDULE A

AUTHORIZED PARTICIPANTS

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

Goldman Sachs Execution & Clearing, L.P.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch Professional Clearing Corp.

Morgan Stanley & Co. LLC

RBC Capital Markets LLC

UBS Securities LLC

Virtu Americas LLC

SCHEDULE B

SPDR® GOLD TRUST

PARTICIPANT AGREEMENT

ATTACHMENT A

SPDR® GOLD TRUST PROCEDURES

CREATION AND REDEMPTION OF SPDR® GOLD SHARES AND RELATED GOLD TRANSACTIONS

Scope of Procedures and Overview

These procedures (the “Procedures”) describe the processes by which one or more Baskets of SPDR® Gold Trust shares (the “Shares”) issuable by BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, as trustee (the “Trustee”) of the SPDR® Gold Trust (the “Trust”), may be purchased or, once Shares have been issued, redeemed by an Authorized Participant (a “Participant”). Shares may be created or redeemed only in blocks of 100,000 Shares (each such block, a “Basket”). Because the issuance and redemption of Baskets also involve the transfer of Gold between the Participant and the Trust, certain processes relating to the underlying Gold transfers also are described.

Under these Procedures, Baskets may be issued only with respect to Gold transferred to and held in the Trust’s allocated Gold accounts maintained in London, England by HSBC Bank plc, as custodian (the “Custodian”). Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Trust Indenture (the “Indenture”), dated as of November 12, 2004, as amended November 26, 2007, May 20, 2008, June 1, 2011, June 18, 2014, March 20, 2015, April 14, 2015 September 5, 2017 and February 6, 2020 and as may be further amended from time to time, between the Trustee and World Gold Trust Services, LLC (the “Sponsor”) or the Participant Agreement entered into by each Participant with the Sponsor and the Trustee.

For purposes of these Procedures, a “Business Day” is defined as any day other than (i) a day on which the Exchange is closed for regular trading or (ii), if the transaction involves the receipt or delivery of Gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

Baskets are issued pursuant to the Prospectus, which will be delivered by the Sponsor to each Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Indenture and the Participant Agreement. Baskets may be issued and redeemed on any Business Day by the Trustee in exchange for Gold, which the Trustee receives from Participants or transfers to Participants, in each case on behalf of the Trust. Participants will be required to pay a nonrefundable per order transaction fee of $2,000 to the Trustee (the “Transaction Fee”).

Participants and the Trust transfer Gold between each other using the unallocated bullion account system of the London bullion market. Transfers of Gold to and from the Trust are effected pursuant to (i) the SPDR® Gold Trust Allocated Bullion Account Agreement (the “Trust Allocated Agreement”) between the Trustee and the Custodian establishing the Trust’s allocated account (the “Trust Allocated Account”) and the SPDR® Gold Trust Unallocated Bullion Account Agreement (the “Trust Unallocated Agreement”) between the Trustee and the Custodian establishing the Trust’s unallocated account (the “Trust Unallocated Account”; the Trust Allocated Agreement and the Trust Unallocated Agreement are collectively referred to as the “Trust Custody Agreements”) and (ii) the SPDR® Gold Trust Participant Unallocated Bullion Account Agreement (the “Participant Unallocated Agreement”) between the Participant and HSBC Bank plc, establishing the Participant’s unallocated account (the “Participant Unallocated Account”).

Gold is transferred between the Trust and Participants through the Trust Unallocated Account. When Gold is to be transferred to the Trust from a Participant (in exchange for the issuance of Baskets), the Gold is transferred from the Participant Unallocated Account to the Trust Unallocated Account and then transferred from there to the Trust Allocated Account. When Gold is to be transferred to a Participant (in connection with the redemption of Baskets), the Gold is transferred from the Trust Allocated Account to the Trust Unallocated Account and is transferred from there to the Participant Unallocated Account.

The Participant Unallocated Account is only to be used in connection with the creation and redemption of Baskets. Use of the Participant Unallocated Account for transferring Gold to the Trust does not require Participants to acquire Gold from HSBC Bank plc, or to maintain Gold in the Participant Unallocated Account longer than the time required to create or redeem Baskets as described in these Procedures. Each Participant is responsible for ensuring that the Gold it intends to transfer to the Trust in exchange for Baskets is available for transfer to the Trust in the manner and at the times described in these Procedures. In meeting this responsibility, the Participant may make such independent arrangements as it sees fit, including the borrowing of Gold, to ensure that the relevant amount(s) of Gold is credited in time.

Upon acceptance of the Participant Agreement by the Sponsor and the Trustee, the Trustee will assign a personal identification number (a “PIN number”) to each Authorized Person authorized to act for the Participant. This will allow the Participant through its Authorized Person(s) to place Purchase Order(s) or Redemption Order(s) for Baskets.

Important Notes:

•	Any Order is subject to rejection by the Trustee for the reasons set forth in the Indenture or the Participant Agreement.

•	All Orders are subject to the provisions of the Indenture, the Trust Custody Agreements and the Participant Agreement relating to unclear or ambiguous instructions.

CREATION PROCESS

An order to purchase one or more Baskets placed by a Participant with the Trustee by 4:00 p.m. N.Y. time on a Business Day (such day, “CREATION T”) results in the following taking place, in most instances, by 11:00 a.m. N.Y. time (usually 4:00 p.m. London time) on CREATION T+2:

•	Transfer to the Trust Allocated Account of Gold satisfying the LBMA Good Delivery Rules in the amount corresponding to the Baskets to be issued; and

•	Transfer to the Participant’s account at The Depository Trust Company (“DTC”) of the number of Baskets corresponding to the Gold the Participant has transferred to the Trust.

CREATION PROCEDURES

PLACEMENT OF CREATION ORDER T

1.

Participants shall place a Purchase Order with the Trustee no later than 3:59:59 p.m. (New York time) (the “Order Cutoff Time”) on any Business Day. Purchase Orders received by the Trustee on or after the Order Cutoff Time on a Business Day will not be accepted.

2.	For purposes of Paragraph 1 above, a Purchase Order shall be deemed “received” by the Trustee only when either of the following has occurred no later than the Order Cutoff Time:

a.

Telephone/fax Order — An Authorized Person of the Participant calls the Trustee at (718) 315-7500 to notify the Trustee that the Participant wishes to place a Purchase Order with the Trustee to create an identified number of Baskets and to request that the Trustee provide an order number (an “Order Number”). The Authorized Person provides a PIN number as identification to the Trustee. The Trustee provides the Participant with an Order Number for the Participant’s Purchase Order Form. The Participant then completes and sends by fax or email to the Trustee the Purchase Order Form included as Exhibit B to the Participant Agreement. The Purchase Order Form must include the Authorized Person’s signature, the number of Baskets being purchased, and the Order Number previously provided by the Trustee, or

b.

Web-based Order — An Authorized Person of the Participant shall have accessed the Trustee’s online services (https://connect.bnymellon.com), the use of which shall be subject to the Order Entry System Terms and Conditions attached hereto as Annex A and incorporated herein by reference.

3.

If the Trustee has not received the Purchase Order Form from the Participant within 15 minutes after the Trustee receives the phone call from the Participant referenced in item (1)(a) above, the Trustee places a phone call to the Participant to enquire about the status of the Order. If the Participant does not send by fax or email the Purchase Order Form to the Trustee within 15 minutes after the Trustee’s phone call, the Participant’s Order is cancelled. The Trustee will then notify the Participant that the Order has been cancelled by telephone call.

4.

If the Trustee has received the Participant’s Purchase Order Form on time in accordance with the preceding timing rules, then by 5:00 p.m. N.Y. time the Trustee returns to the Participant a copy of the Purchase Order Form submitted, marking it “Affirmed.” The Trustee also indicates on the Purchase Order Form the amount of Gold and cash, if any, necessary for the Creation Deposit, and provides details of the method of payment required for the Transaction Fee and the cash portion, if any, of the Creation Deposit.

5.

Based on the Purchase Orders placed with it on CREATION T, the Trustee sends an authenticated electronic message (Swift MT699) to the Custodian indicating the total ounces of Gold for which the Trustee will require an allocation into the Trust Allocated Account on CREATION T+2. In addition, the authenticated electronic message (Swift MT699) will separately identify all expected unallocated Gold receipts from each Participant. If the Trustee rejects a Purchase Order pursuant to the Indenture or the Participant Agreement after the foregoing messages are given to the Custodian, the Trustee will notify the Custodian of such rejection, identifying the Participant whose Purchase Order was rejected and the number of ounces of Gold contained in the rejected Purchase Order.

6.

By the close of business (usually 5:00 p.m. N.Y. time), each Participant acquiring Baskets on CREATION T+2 sends an authenticated electronic message (Swift MT604) to HSBC Bank plc, with a copy to the Trustee, to transfer on CREATION T+2 from the Participant’s Participant Unallocated Account Gold in the relevant amount(s) to the Trust Unallocated Account. If the Participant’s instruction does not conform to the Trustee’s instruction specified in the preceding item 4, the Trustee will either (i) send a correcting authenticated electronic message (Swift MT699) to the Custodian which specifies the delivery of an amount of Gold which conforms to the Participant’s Purchase Order and the Participant’s instruction or (ii) send the Participant an email message notifying the Participant of the discrepancy.

7.

By the close of business (usually 5:00 p.m. N.Y. time), each Participant acquiring Baskets on CREATION T+2 sends an authenticated electronic message (Swift MT605) to HSBC Bank plc, identifying that Participant’s Participant Unallocated Account into which Gold, in the relevant amount(s), is to be received on CREATION T+1.

CREATION T+1

1.

By the close of business in London (usually 4:00 p.m. London time), each Participant submitting a Purchase Order must ensure that Gold in the relevant amount(s) is credited to the Participant’s Participant Unallocated Account.

2.

If by 4:00 p.m. (London time) either (i), unless otherwise resolved beforehand by a correcting authenticated electronic message from the Trustee (Swift MT699) or a correcting authenticated electronic message from the Participant (Swift MT604) to the satisfaction of the Custodian, the amount of Gold specified in the Participant’s instruction given under item (5) of CREATION T to transfer Gold from the Participant’s Participant Unallocated Account to the Trust Unallocated Account is not the same as the amount of Gold specified in the advice given by the Trustee under item (4) of CREATION T with regard to the expected unallocated Gold receipts from each Participant or (ii) sufficient Gold to permit the Custodian to effect such Participant’s instruction is not credited to the Participant’s Participant Unallocated Account, such Participant’s instruction shall be automatically revoked as of 4:00 p.m. London time and the Custodian will notify the Participant of such revocation.

3.

The Custodian will send the Trustee an email message by 5:00 p.m. London time (usually 12:00 noon N.Y. time) identifying each Participant’s instruction that has been revoked pursuant to the preceding item 2. The relevant Participant’s Purchase Order shall be automatically cancelled as of 4:00 p.m. London time upon such revocation and the Trustee will send an email message to each Participant with a cancelled Purchase Order informing the Participant of such cancellation.

CREATION T+2

1.	The Custodian transfers the relevant amount(s) of Gold from the Participant’s Participant Unallocated Account to the Trust Unallocated Account.

2.

As of 2:00 p.m. London time (usually 9:00 a.m. N.Y. time), the Custodian will notify the Trustee by email and fax of the status of the allocation process, including (i) the amount of Gold transferred to the Trust Unallocated Account from each Participant’s Participant Unallocated Account, separately stated; (ii) the amount of Gold that has been transferred into the Trust Allocated Account from the Trust Unallocated Account, and (iii) the amount of Gold, if any, remaining in the Trust Unallocated Account. In the event there is any need for clarification of the status of the allocation process, the Trustee will telephone the Custodian to obtain such clarification. This notice does not reflect the official transfer record of the Custodian, which is completed as of the conclusion of the Custodian’s Business Day.

3.

At 11:00 a.m. N.Y. time (usually 4:00 p.m. London time), following receipt of the notice from the Custodian of the status of the allocation process described in item (2) above, the Trustee authorizes the creation and issuance of the Baskets ordered by each Participant on CREATION T for which the Trustee has received confirmation from the Custodian that the relevant amount(s) of Gold have been transferred from the Trust Unallocated Account to the Trust Allocated Account. If the Custodian is unable to complete the allocation of Gold from the Trust Unallocated Account to the Trust Allocated Account by such time, the Trustee will issue Baskets as soon as practical after the Custodian has notified the Trustee by email and fax that it has completed the allocation of Gold to the Trust Allocated Account in the relevant amount(s). The creation and issuance of Baskets will occur through the DTC system known as “Deposit and Withdrawal at Custodian” or “DWAC.”

[Redemption Process Follows on Next Page]

REDEMPTION PROCESS

An order to redeem one or more Baskets placed by a Participant with the Trustee by 4:00 p.m. N.Y. time on a Business Day (such day, “REDEMPTION T”) results in the following taking place by 11:00 a.m. N.Y. time (usually 4:00 p.m. London time) on REDEMPTION T+2:

•	Transfer to the Trustee’s account at DTC and the subsequent cancellation of the relevant number of the Participant’s Baskets; and

•

Transfer to the Participant by credit to the Participant’s Participant Unallocated Account of Gold and cash, if any, in the relevant amount(s) corresponding to the Baskets delivered for redemption (the “Redemption Distribution”).

REDEMPTION PROCEDURES

PLACEMENT OF REDEMPTION ORDER T

1.

Participants shall place a Redemption Order with the Trustee no later than 3:59:59 p.m. (New York time) (the “Order Cutoff Time”) on any Business Day. Redemption Orders received by the Trustee on or after the Order Cutoff Time on a Business Day will not be accepted.

2.	For purposes of Paragraph 1 above, a Redemption Order shall be deemed “received” by the Trustee only when either of the following has occurred no later than the Order Cutoff Time:

a.

Telephone/fax Order — An Authorized Person of the Participant calls the Trustee at (718) 315-7500 to notify the Trustee that the Participant wishes to place a Redemption Order with the Trustee to redeem an identified number of Baskets and to request that the Trustee provide an Order Number. The Authorized Person provides a PIN number as identification to the Trustee. The Trustee provides the Participant with an Order Number for the Participant’s Redemption Order Form. The Participant then completes and sends by fax or email to the Trustee the Redemption Order Form included as Exhibit B to the Participant Agreement. The Redemption Order Form must include the Authorized Person’s signature, the number of Baskets being redeemed, and the Order Number previously provided by the Trustee., or

b.

Web-based Order — An Authorized Person of the Participant shall have accessed the Trustee’s online services (https://connect.bnymellon.com), the use of which shall be subject to the Order Entry System Terms and Conditions attached hereto as Annex A and incorporated herein by reference.

3.

If the Trustee has not received the Redemption Order Form from the Participant within 15 minutes after the Trustee receives the phone call from the Participant referenced in item (1)(a) above, the Trustee places a phone call to the Participant to enquire about the status of the Order. If the Participant does not send by fax or email to the Trustee the Redemption Order Form within 15 minutes after the Trustee’s phone call, the Participant’s Order is cancelled. The Trustee will then notify the Participant that the Order has been cancelled by telephone call.

4.

If the Trustee has received the Participant’s Redemption Order Form on time in accordance with the preceding timing rules, then by 5:00 p.m. N.Y. time the Trustee returns to the Participant a copy of the Redemption Order Form submitted, marking it “Affirmed.” The Trustee also indicates on the Redemption Order Form the amount of Gold and cash, if any, to be delivered in the Redemption Distribution, and provides details of the method of payment to be used for the Transaction Fee and the method of delivery of the cash portion, if any, of the Redemption Distribution.

5.

By the close of business (usually 5:00 p.m. N.Y. time), each Participant redeeming Baskets on REDEMPTION T+2 sends an authenticated electronic message (Swift MT605) to HSBC Bank plc, identifying that Participant’s Participant Unallocated Account into which Gold, in the relevant amount(s), is to be received on REDEMPTION T+2.

6.

By the close of business (usually 5:00 p.m. N.Y. time), the Trustee sends an authenticated electronic message (SWIFT MT699) containing instructions to the Custodian to transfer on REDEMPTION T+2 from the Trust Allocated Account to the Trust Unallocated Account (“deallocate”) the total amount of Gold required to settle the Redemption Orders received by the Trustee on REDEMPTION T. If the Trustee rejects a Redemption Order pursuant to the Indenture or the Participant Agreement after the foregoing message is sent, the Trustee will notify the Custodian of such rejection, identifying the Participant whose Redemption Order was rejected and the number of ounces of Gold contained in the rejected Redemption Order.

REDEMPTION T+2

1.	Between 9:00 a.m. London time and 2:00 p.m. London time, the Custodian deallocates Gold in the amount(s) specified in the Trustee’s instructions sent on REDEMPTION T.

2.	By 9:00 a.m. N.Y. time, the Participant delivers free to the Trustee’s Participant account at DTC (#2209) the Baskets to be redeemed.

3.

If the Trustee does not receive from a redeeming Participant all Shares comprising the Baskets being redeemed by 9:00 a.m. N.Y. time, the Trustee will (i) settle the Redemption Order to the extent of whole Baskets received from the Participant and (ii) keep the redeeming Participant’s Redemption Order open until 9:00 a.m. N.Y. time on the following Business Day (REDEMPTION T+3) as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”). For each day (whether or not a Business Day) the Redemption Order is held open, the Participant will be charged by the Trustee the greater of $300 or $30 times the number of Baskets included in the Suspended Redemption Order.

4.

By 10:00 a.m. New York time (usually 3:00 p.m. London time), the Trustee sends an authenticated electronic message (Swift MT699) to the Custodian directing the Custodian to transfer Gold in the relevant amount from the Trust Unallocated Account to the Participant Unallocated Account. When London is, and New York is not, on daylight savings time, such message must be received by the Custodian no later than 3:30 p.m. London time. The Custodian will make reasonable commercial efforts to allocate Gold remaining in the Trust Unallocated Account after this transfer to the Trust Allocated Account by the close of business in London, in accordance with the standing instruction in the Trust Custody Agreements.

5.

By close of business in New York (usually 5:00 p.m. N.Y. time), the Trustee sends an authenticated electronic message (Swift MT699) containing instructions to the Custodian to transfer the total amount of Gold involved in that day’s Suspended Redemption Order(s) from the Trust Allocated Account to the Trust Unallocated Account by 9:00 a.m. N.Y. time (usually 2:00 p.m. London time) the following Business Day. This amount will be in addition to any amount being transferred pursuant to an existing instruction to deallocate in respect of redemptions settling in the normal schedule, for which the following day will be REDEMPTION T+2.

6.

By the close of business in New York (usually 5:00 p.m. N.Y. time), each Participant redeeming Baskets on REDEMPTION T+3 with respect to a Suspended Redemption Order sends an authenticated electronic message (Swift MT699) to HSBC Bank plc, identifying that Participant’s Participant Unallocated Account into which Gold, in the relevant amount(s), is to be received on REDEMPTION T+3.

SUSPENDED REDEMPTION ORDER T+3

1.

By 9:00 a.m. N.Y. time (usually 2:00 p.m. London time), the redeeming Participant must deliver free to the Trustee’s Participant account at DTC (#2209) the Basket(s) comprising the Suspended Redemption Order. The Trustee will settle the Suspended Redemption Order to the extent of whole Baskets received. Any balance of the Suspended Redemption Order will be cancelled.

2.	The sequence of instructions and events related to the settlement of the Suspended Redemption Order on REDEMPTION T+3 will be made in the manner provided for a Redemption Order under REDEMPTION T+2.

*    *    *    *

ANNEX A TO ATTACHMENT A

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement or the Procedures. In the event of any conflict between the terms of this Annex A and either the Agreement or the Procedures with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex A shall control.

1. (a) Authorized Participant shall provide to The Bank of New York Mellon, a New York corporation authorized to do banking business (the “Transfer Agent”) a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Transfer Agent promptly in writing, including, but not limited to, by electronic mail, in the event that any person’s status as an Authorized Person is revoked or terminated, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System. The Transfer Agent shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption are submitted by such person on behalf of the Authorized Participant.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the Agreement. Upon termination of the Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2. Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

3. (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant’s possession or under its control.

4. Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent. Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Transfer Agent a reasonable time prior that such person is not an Authorized Person.

5. Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent’s negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6. Transfer Agent reserves the right to revoke Authorized Participant’s access to the System, with written notice, upon any breach by the Authorized Participant of the terms and conditions of this Annex A.

7. Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent. Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

8. Authorized Participant agrees to use reasonable efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9. Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.